As filed with the Securities and Exchange Commission on December 18, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	95-0862768
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
(210) 828-8484
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles S. Parrish, Esq.
Tesoro Corporation
Senior Vice President, General Counsel and Secretary
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
(210) 828-8484
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Charles L. Strauss, Esq.
James R. Griffin, Esq.
Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651-5151

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
	Amount to be	Price per	Aggregate Offering	Amount of
Title of each Class of Securities to be Registered	Registered(2)	Unit	Price	Registration Fee
Debt Securities	(1)	(1)	(1)	(1)
Common Stock, par value $0.16 2/3 per share	(1)	(1)	(1)	(1)
Preferred Stock	(1)	(1)	(1)	(1)
Warrants	(1)	(1)	(1)	(1)

(1)	An indeterminate number of securities of each identified class to be offered at indeterminate prices is being registered pursuant to this registration statement. In accordance with Rule 456(b) of the Securities Act, the registrant is deferring payment of all of the registration fee, and is omitting this information in reliance on Rules 456(b) and 457(r) of the Securities Act. Any fees will be paid in advance or on a pay-as-you-go basis.

(2)	The amount of securities registered hereunder shall be deemed to include any additional securities issuable as a result of any stock split, stock dividend or other similar transaction and such indeterminate number of shares of the common stock and preferred stock as shall be issuable upon conversion of any preferred stock or debt securities registered hereby which are convertible into such common stock or preferred stock.

Prospectus
Tesoro Corporation
Debt Securities
Common Stock
Preferred Stock
Warrants
          This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. We may offer and sell any combination of our debt securities, common stock, preferred stock, and warrants described in this prospectus in one or more offerings from time to time and at prices and on terms to be determined at or prior to the time of the applicable offering. We may offer and sell these securities to or through one or more underwriters, dealers, and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these securities. The specific terms of the securities and the specific manner in which we will offer and sell them will be contained in a prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, may also add, update or change information contained in this prospectus.
          We encourage you to carefully review and consider this prospectus, including the information under the heading “Risk Factors” on page 4, the applicable prospectus supplement, any related free writing prospectus, as well as any documents incorporated by reference, before investing in our securities. We also encourage you to read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information on us and for our financial statements.
          This prospectus may not be used to consummate sales of our securities unless accompanied by a prospectus supplement.
          Our common stock is traded on the New York Stock Exchange under the symbol “TSO”.
          Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is December 18, 2008.

ABOUT THIS PROSPECTUS
          This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer debt securities, shares of our common stock and preferred stock and/or warrants to purchase any of such securities, either individually or in units, in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
          You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.
          This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION
          We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities to be offered subsequently by any prospectus supplement to this prospectus. This prospectus, which is included in the registration statement, does not contain all of the information in the registration statement. For further information regarding us and our securities, please see the registration statement and our other filings with the SEC, including our annual, quarterly, and current reports and proxy statements, which you may read and copy at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.
          Our common stock is listed and traded on the New York Stock Exchange under the symbol “TSO”, and our SEC filings can also be read at the following address:
New York Stock Exchange, 20 Broad Street, New York, New York
          Our SEC filings are also available to the public on the SEC’s internet website at http://www.sec.gov and on our website at http://www.tsocorp.com. Information contained on our Internet website is not a part of this prospectus or any prospectus supplement.
INCORPORATION BY REFERENCE
          The SEC allows us to “incorporate by reference” the information we have filed with the SEC, which means that we can disclose important information to you without actually including the specific information in this prospectus or any prospectus supplement or free writing prospectus by referring you to those documents. The information incorporated by reference is considered part of this prospectus and any applicable prospectus supplement and later information that we file with the SEC will automatically update and may supersede this information and any information in any prospectus supplement. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the applicable offering under this prospectus and any prospectus supplement is terminated, other than information furnished to the SEC under Item 2.02 or 7.01 of Form 8-K and which is not deemed filed under the Exchange Act and is not incorporated in this prospectus or any prospectus supplement:
•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (filed February 29, 2008), as amended by Amendment No. 1 on Form 10-K/A (filed October 23, 2008);

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2008 (filed May 7, 2008) (as amended by Amendment No. 1 on Form 10-Q/A (filed October 23, 2008)), June 30, 2008 (filed August 6, 2008) (as amended by Amendment No. 1 on Form 10-Q/A (filed October 23, 2008)) and September 30, 2008 (filed November 4, 2008), respectively;

•	Our Current Reports on Form 8-K filed with the SEC on February 5, 2008 (as amended on Form 8-K/A filed March 4, 2008); February 6, 2008; February 20, 2008; March 7, 2008; March 12, 2008; March 20, 2008; June 10, 2008; June 20, 2008; August 4, 2008; November 25, 2008; and December 18, 2008; and

•	The description of our common stock, par value $0.16 2/3 per share, contained in our Registration Statement on Form 8-A dated April 21, 1969, and amended by a Form 8 dated April 23, 1969, Commission File No. 001-3473.
          We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than certain exhibits to such documents not specifically incorporated by reference). Requests for such copies should be directed to:
Corporate Secretary
Tesoro Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
(210) 828-8484

FORWARD-LOOKING STATEMENTS
          This prospectus and any accompanying prospectus supplement includes or incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to, among other things, expectations regarding refining margins, revenues, cash flows, capital expenditures, turnaround expenses, and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “will” and similar terms and phrases to identify forward-looking statements in this prospectus and any accompanying prospectus supplement.
          Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct.
          Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including, but not limited to:
•	changes in global economic conditions;

•	the timing and extent of changes in commodity prices and underlying demand for our refined products;

•	the availability and costs of crude oil, other refinery feedstocks and refined products;

•	changes in our cash flow from operations;

•	changes in capital requirements or in execution of planned capital projects;

•	disruptions due to equipment interruption or failure at our facilities or third-party facilities;

•	changes in fuel and utility costs for our facilities;

•	changes in the cost or availability of third-party vessels, pipelines and other means of transporting crude oil feedstocks and refined products;

•	actions of customers and competitors;

•	direct or indirect effects on our business resulting from actual or threatened terrorist incidents or acts of war;

•	political developments;

•	changes in our inventory levels and carrying costs;

•	state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond our control;

•	adverse rulings, judgments, or settlements in litigation or other legal or tax matters, including unexpected environmental remediation costs in excess of any reserves;

•	weather conditions affecting our operations or the areas in which our refined products are marketed;

•	earthquakes or other natural disasters affecting operations; and

•	seasonal variations in demand for refined products.
          Many of these factors are described in greater detail in our filings with the SEC and any accompanying prospectus supplement or free writing prospectus, including those described under “Risk Factors.” All forward-looking statements included in this prospectus and any applicable prospectus supplement or free writing prospectus are expressly qualified in their entirety by the foregoing cautionary statements. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. Except as may be required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement was made or to reflect the occurrence of unanticipated events.

TESORO CORPORATION
          We are one of the largest independent petroleum refiners and marketers in the United States with two operating segments — (1) refining crude oil and other feedstocks at our seven refineries in the western and mid-continental United States and selling refined products in bulk and wholesale markets (“refining”) and (2) selling motor fuels and convenience products in the retail market (“retail”) through our branded retail stations in 16 states. Through our refining segment, we produce refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Our retail segment distributes motor fuels through a network of retail stations, primarily under the Tesoro®, Mirastar®, Shell® and USA Gasoline™ brands.
          We currently own and operate seven petroleum refineries, located in California (the “California” region, which includes our Golden Eagle and Los Angeles refineries), Alaska and Washington (“Pacific Northwest” region), Hawaii (“Mid-Pacific” region) and North Dakota and Utah (“Mid-Continent” region), and sell refined products to a wide variety of customers in the western and mid-continental United States. Our refineries produce a high proportion of our refined product sales volumes, and we purchase the remainder from other refiners and suppliers. Our seven refineries have a combined crude oil capacity of 658,000 barrels per day (“bpd”). We operate the largest refineries in Hawaii and Utah, the second largest refineries in northern California and Alaska, and the only refinery in North Dakota.
          Tesoro was incorporated in Delaware in 1968. Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, our telephone number is (210) 828-8484. Tesoro maintains a website at http://www.tsocorp.com. Information contained on this website does not constitute part of this prospectus or any prospectus supplement.
RISK FACTORS
          An investment in our securities involves risks. We urge you to carefully consider all of the information contained in this prospectus and any prospectus supplement and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Incorporation by Reference,” including (without limitation) the Risk Factors set out in Item 1A of our Annual Reports on Form 10-K and the risk factors that are from time to time included in our other reports filed with the SEC. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements” above. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including (without limitation) the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition, or results of operation could be adversely affected.
USE OF PROCEEDS
          Unless we inform you otherwise in an applicable prospectus supplement or free writing prospectus, we will use the net proceeds (after the payment of offering expenses and underwriting discounts and commissions, if any) from the sale of the offered securities for general corporate purposes, which may include:
•	capital expenditures;

•	working capital;

•	acquisitions;

•	repayment or refinancing of indebtedness;

•	investments in our subsidiaries; or

•	repurchasing or redeeming our securities.
          Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES
          The following are the ratio of earnings to fixed charges for each of the following periods on a consolidated basis:

						Nine Months Ended
	Fiscal Year Ended December 31,					September 30,
	2003	2004	2005	2006	2007	2007	2008
Ratio of Earnings to Fixed Charges	1.5x	3.6x	4.1x	10.2x	5.8x	7.9x	2.6x
          For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest.
DESCRIPTION OF DEBT SECURITIES
          We may issue debt securities from time to time in one or more series. The debt securities will be our direct obligations and may be guaranteed by certain of our subsidiaries, as determined on a case by case basis for each series of debt securities. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and U.S. Bank National Association, as trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The prospectus supplement relating to a particular issue of debt securities will describe the terms of those debt securities and the related indenture, which may include (without limitation) the following:
•	the title and series of the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the price or prices at which the debt securities will be issued;

•	the maturity date or dates, or the method of determining the maturity date or dates, of the debt securities;

•	the interest rate or rates (which may be fixed or variable) per annum of the debt securities or the method of determining the interest rate or rates of the debt securities;

•	if applicable, the date or dates from which interest on the debt securities will accrue or the method or methods by which the date or dates are to be determined, the interest payment dates, the date or dates on which payment of interest will commence and the regular record dates for such interest payment dates;

•	if applicable, the date after which and the price or prices at which the debt securities may, pursuant to any optional redemption provisions, be redeemed at our option or of the holders of the debt securities and the other detailed terms and provisions of such optional redemption;

•	the extent to which any of the debt securities will be issuable in temporary or permanent global form and, if so, the identity of the depositary for the global debt security, or the manner in which any interest payable on a temporary or permanent global debt security will be paid;

•	the denomination or denominations of debt securities;

•	whether the debt securities will be issued in registered or bearer form or both and, if in bearer form, the related terms and conditions and any limitations on issuance of these bearer debt securities (including exchange for registered debt securities of the same series);

•	information with respect to book-entry procedures;

•	whether any of the debt securities will be issued as original issue discount securities;

•	each office or agency where, subject to the terms of the indenture, the debt securities may be presented for registration of transfer or exchange;

•	if other than the U.S. dollar, the currencies or currency units in which the debt securities are issued and in which the principal of, premium and interest, if any, on, and additional amounts, if any, in respect of the debt securities will be payable;

•	if other than the trustee, the identity of each security registrar, paying agent, and authenticating agent; and

•	any other terms of the debt securities.

DESCRIPTION OF CAPITAL STOCK
          Preferred Stock
          The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement. All of the terms of the preferred stock are, or will be, contained in our certificate of incorporation and any resolutions which may be adopted by our board of directors relating to any series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.
          We are authorized to issue up to 5,000,000 shares of preferred stock with no par value. As of the date of this prospectus, we have no shares of preferred stock outstanding. Subject to limitations prescribed by law, the board of directors is authorized at any time to:
•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.
          The board of directors is authorized to determine, and the applicable prospectus supplement will set forth, the terms with respect to the series of preferred stock being offered, which may include (without limitation) the following:
•	whether dividends on that series of preferred stock will be cumulative, noncumulative, or partially cumulative;

•	the dividend rate or method for determining the rate;

•	the liquidation preference per share of that series of preferred stock, if any;

•	the conversion provisions applicable to that series of preferred stock, if any;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or rights, if any, applicable to that series of preferred stock.
          The preferred stock, when issued, will be fully paid and nonassessable.
          Common Stock
          Our certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.16 2/3 per share. As of December 1, 2008, there were 145,663,030 shares of common stock issued, which included 138,465,098 outstanding shares and 7,197,932 treasury shares. Holders of shares of our common stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to the preferences applicable to outstanding shares of preferred stock (if any), the holders of shares of common stock are entitled to receive ratably any dividends declared by our board of directors out of the funds legally available for that purpose. In the event of liquidation, holders of shares of common stock will be entitled to receive any assets remaining after the payment of our debts and the expenses of liquidation, subject to the preferences applicable to outstanding shares of preferred stock (if any). The holders of shares of common stock have no pre-emptive, subscription, or conversion rights. All issued and outstanding shares of common stock are validly issued, fully paid, and nonassessable.
DESCRIPTION OF WARRANTS
          We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with any of the debt securities, preferred stock or common stock offered by a prospectus supplement, and may be attached to or separate from those offered securities. Each series of warrants will be issued under separate warrant agreements to be entered into between us and a bank or trust company, as warrant agent (the “Warrant Agent”), all as further set forth in the prospectus supplement relating to the particular issue of warrants. The Warrant Agent will act solely as our agent in connection with the warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holders of warrant certificates or beneficial owners of warrants. A copy of the form of warrant agreement, including the form of warrant certificate representing a series of warrants, will be filed with the SEC in connection with the offering of a particular series of warrants.

          Warrants to Purchase Debt Securities
          The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, which may include (without limitation) the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the debt securities with which the warrants are issued and the number of warrants issued with each debt security;

•	the designation, principal amount, and terms of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.
          Warrants to Purchase Capital Stock
          The prospectus supplement relating to a particular issue of warrants to purchase preferred stock or common stock will describe the terms of those warrants, which may include (without limitation) the following:
•	the title of the warrants;

•	the aggregate number of the warrants;

•	the offering price for the warrants, if any, and the currency or currency units in which the offering price and the exercise price are payable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any preferred stock or common stock issued with the warrants will be separately transferable;

•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares of preferred stock or common stock may be purchased upon exercise;

•	antidilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants.
PLAN OF DISTRIBUTION
          We may use this prospectus and any accompanying prospectus supplement to sell our securities from time to time as follows:
•	directly to purchasers;

•	through agents;

•	through underwriters;

•	through dealers;

•	through a combination of these methods; and

•	through any other method permitted by applicable law.

          We, or agents designated by us, may directly solicit, from time to time, offers to purchase our securities. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. We will name the agents involved in the offer or sale of our securities and describe any commissions payable by us to these agents in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, these agents will be acting on a best efforts basis for the period of their appointment. The agents may be entitled under agreements, which may be entered into with us, to indemnification by us against specific civil liabilities, including liabilities under the Securities Act. The agents may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
          If we utilize any underwriters in the sale of our securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement with those underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the applicable prospectus supplement, which will be used by the underwriters to make resales of our securities in respect of which this prospectus is delivered to the public. Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the securities offered by that prospectus supplement. If underwriters are used in any sale of the securities, those securities will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase any securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement if any such securities are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may indemnify the underwriters under the relevant underwriting agreement against specific liabilities, including liabilities under the Securities Act. The underwriters may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
          If we utilize a dealer in the sale of our securities in respect of which this prospectus is delivered, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. We may indemnify the dealers against specific liabilities, including liabilities under the Securities Act. The dealers may also be our customers or may engage in transactions with or perform services for us in the ordinary course of business.
          To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement. In the event that any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain, or otherwise affect the price of our securities. We will describe any such activities in the prospectus supplement relating to the transaction.
          The place and time of delivery for our securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement.
LEGAL MATTERS
          In connection with particular offerings of our securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Fulbright & Jaworski L.L.P., Houston, Texas, and for any agents, underwriters, or dealers by counsel named in the applicable prospectus supplement.
EXPERTS
          The consolidated financial statements, incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2007, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) expressed an unqualified opinion and included explanatory paragraphs relating to a change in the method of accounting for refined product sales and purchases transactions with the same counterparty that have been entered into in contemplation of one another, and for its pension and other postretirement plans and the restatement discussed in Note Q and (2) expressed an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
          Item 14. Other Expenses of Issuance and Distribution.
          The following table sets forth the estimated expenses (other than underwriting discounts and commissions) to be incurred by the Company in connection with the issuance and distribution of the securities registered under this registration statement.

SEC registration fee	$(1)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Trustee fees and expenses	$(2)
Miscellaneous expenses	$(2)

Total	$(2)

(1)	All of the applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and are not estimable at this time.

(2)	Because an indeterminate amount of securities are covered by this registration statement, the expenses in connection with the issuance and distribution of those securities are not currently determinable.
          Item 15. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.
          Article 7 of the Company’s By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, or employee of the Company or serves or served any other enterprise at the request of the Company.
          Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
          Article IX of the Company’s Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.
          The Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.
          The Company has entered into indemnification agreements with its directors and certain of its officers.

          Item 16. Exhibits.
          See the Exhibit Index on page II-5, which Exhibit Index is incorporated into this registration statement by reference.
          Item 17. Undertakings.
          (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that: paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on December 17, 2008.

Tesoro Corporation

By:	/s/ Bruce A. Smith

Bruce A. Smith
Chairman of the Board of Directors,
President and Chief Executive Officer
          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce A. Smith and Charles S. Parrish or any of them, severally, as his/her attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place, and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same with all exhibits hereto, and all other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and either of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 17th day of December, 2008.

Signature	Title

/s/ Bruce A. Smith	Chairman of the Board of Directors, President and
Bruce A. Smith	Chief Executive Officer (Principal Executive Officer)

/s/ Gregory A. Wright	Executive Vice President and Chief Financial Officer
Gregory A. Wright	(Principal Financial Officer)

/s/ Arlen O. Glenewinkel, Jr.	Vice President and Controller
Arlen O. Glenewinkel, Jr.	(Principal Accounting Officer)

/s/ Steven H. Grapstein	Lead Director
Steven H. Grapstein

/s/ John F. Bookout, III	Director
John F. Bookout, III

/s/ Rodney F. Chase	Director
Rodney F. Chase

/s/ Robert W. Goldman	Director
Robert W. Goldman

/s/ William J. Johnson	Director
William J. Johnson

/s/ J.W. (Jim) Nokes	Director
J.W. (Jim) Nokes

/s/ Donald H. Schmude	Director
Donald H. Schmude

/s/ Michael E. Wiley	Director
Michael E. Wiley

EXHIBIT INDEX

Exhibit No.		Description
1.1*	—	Form of Underwriting Agreement

3.1	—	Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

3.2	—	Amendment to Restated Certificate of Incorporation of the Company adding a new Article IX limiting Directors’ Liability (incorporated by reference herein to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

3.3	—	Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company amending Article IV, Article V, Article VII and Article VIII (incorporated by reference herein to Exhibit 3(e) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).

3.4	—	Certificate of Amendment, dated as of August 3, 1998, to Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of Common Stock from 50 million to 100 million (incorporated by reference herein to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 1998, File No. 1-3473).

3.5	—	Certificate of Ownership of Merger merging Tesoro Merger Corp. into Tesoro Petroleum Corporation and changing the name of Tesoro Petroleum Corporation to Tesoro Corporation, dated November 8, 2004 (incorporated by reference herein to Exhibit 3.1 to the Current Report on Form 8-K filed on November 9, 2004, File No. 1-3473).

3.6	—	Certificate of Amendment, dated as of May 4, 2006, to Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of common stock from 100 million to 200 million (incorporated by reference herein to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, File No. 1-3473).

3.7	—	Certificate of Elimination, dated February 4, 2008 (incorporated by reference herein to Exhibit 3.1 to the Current Report on Form 8-K filed on February 6, 2008, File No. 1-3473).

3.8	—	Certificate of Elimination, dated March 7, 2008 (incorporated by reference herein to Exhibit 3.1 to the Current Report on Form 8-K filed on March 7, 2008, File No. 1-3473).

3.9	—	Amended and Restated Bylaws of Tesoro Corporation dated as of October 29, 2008 (incorporated by reference to Exhibit 3(ii) to Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, filed on November 4, 2008, File No. 001-3473).

4.1	—	First Amendment to Rights Agreement, dated as of March 6, 2008, between the Company and American Stock Transfer & Trust Company, as Rights Agent (terminating the Rights Agreement, dated as of November 20, 2007, between the Company and the Rights Agent) (incorporated by reference herein to Exhibit 4.1 to the Current Report on Form 8-K filed on March 7, 2008, File No. 1-3473).

4.2**	—	Form of Senior Debt Indenture

4.3**	—	Form of Subordinated Debt Indenture

4.4*	—	Form of Senior Note

4.5*	—	Form of Subordinated Note

4.6*	—	Form of Warrant Agreement

4.7*	—	Form of Warrant Certificate

5.1**	—	Opinion of Fulbright & Jaworski L.L.P.

12.1**	—	Statement regarding computation of ratio of earnings to fixed charges

23.1**	—	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2**	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1)

24.1	—	Powers of Attorney (included in signature pages)

25.1**	—	Statement of Eligibility of U.S. Bank National Association on Form T-1 for Indentures

*	To be filed, if necessary, by amendment or pursuant to a Current Report on Form 8-K.

**	Filed herewith.